Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 13, 2005 on the consolidated balance sheets of
American Health Products Corporation and Subsidiary as of June 30, 2005 and 2004, and
the related consolidated statements of operations, changes in shareholders’ equity, and cash flows of American Health Products Corporation and Subsidiary for the three years ended
June 30, 2005, included in its Annual Report on Form 10-K for the year ended June 30,
2005, filed with the Securities and Exchange Commission.  We hereby consent to the incorporation by reference of our report in the company’s previously filed Registration
Statement Nos. 333-28002 and 333-81411.

                                                                                    /S/ Grant Thornton LLP

Chicago, Illinois
October 14, 2005